4th Quarter 2010 Earnings Call
September 17, 2010

Disclaimer
This presentation may contain statements that relate to future events and expectations and, as such, constitute "forward
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comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on
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intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those risks and uncertainties described in
Globe’s most recent Annual Report on Form 10-K, including under “Special Note Regarding Forward-Looking
Statements” and “Risk Factors” and Globe’s quarterly reports on Form 10-Q. These reports can be accessed through the “Investors” section of Globe’s website at www.glbsm.com.
All references to “MT” or “tons” mean metric tons, each of which equals 2,204.6 pounds.

4th Quarter 2010 Financial Highlights

 ■ Tons shipped, sales and earnings increased significantly from the prior quarter on the Core Metals Group acquisition and improvements in our existing businesses.
 ■ Core Metals is performing better than expected.
 ■ Our existing businesses are improving based on growth in end markets.
 ■ Our balance sheet remains strong and liquid.

$ in Thousands, except per lb.	4Q'10	3Q'10	Change
Sales	**$146,436**	**$112,486**	**$33,950**
Cost of goods sold	**123,006**	**99,135**	**23,871**
Gross margin % of sales	16.0%	11.9%	4.1%
Selling, general and administrative expenses	**12,002**	**10,008**	**1,994**
SGA % of sales	8.2%	8.9%	(0.7%)
Loss on sale of business	**3,192**	**-**	**3,192**
Operating income	**8,187**	**3,307**	**4,880**
Net income	**6,609**	**516**	**6,093**
Diluted EPS	**$0.09**	**$0.01**	**$0.08**
EBITDA	**$14,606**	**$8,844**	**$5,762**
EBITDA % of sales	10.0%	7.9%	2.1%
Tons:			
Silicon metal	**32,925**	**30,681**	**2,244**
Silicon-based alloys	**29,282**	**17,003**	**12,279**
Average selling price: ($/lb.)			
Silicon metal	**$1.10**	**$1.08**	**$0.02**
Silicon-based alloys	**0.84**	**0.91**	**(0.07)**

4th Quarter 2010 Reported Results

$ in Thousands, except per share	EBITDA	Net Income	Earnings Per Share	Income Statement Classification
Reported:	$14,606	$6,609	$0.09	
Niagara Falls & Selma start-up costs	3,105	1,863	0.02	Cost of goods sold
Prior period power adjustment	(1,625)	(1,024)	(0.01)	Cost of goods sold
Professional fees	140	88	0.00	SGA
Loss on sale of business	3,192	3,192	0.04	Loss on sale of business
Tax rate adjustment	-	(2,148)	(0.03)	Taxes
Pro forma results	$19,418	$8,580	$0.11	
Dow Corning's portion of joint venture	(1,494)	-	-	
Brazil volume	(318)	(318)	-	
Pro forma results	$17,606	$8,262	$0.11

4th Quarter 2010 Special Items

$ in Thousands, except per share	4Q'10	3Q'10	Change
Sales	**$119,807**	**$82,787**	**$37,020**
Cost of goods sold	**96,710**	**68,272**	**28,438**
Gross margin % of sales	19.3%	17.5%	1.8%
Selling, general and administrative expenses	**11,253**	**8,873**	**2,380**
SGA % of sales	9.4%	10.7%	(1.3%)
Pro forma operating income	**11,795**	**5,606**	**6,189**
Pro forma net income	**8,262**	**3,213**	**5,049**
Pro forma diluted EPS	**$0.11**	**$0.05**	**$0.06**
Pro forma EBITDA	**$17,606**	**$10,362**	**$7,244**
EBITDA % of sales	14.7%	12.5%	2.2%
Tons:			
Silicon metal	**21,057**	**18,437**	**2,620**
Silicon-based alloys	**29,282**	**17,003**	**12,279**
Average selling price: ($/lb.)			
Silicon metal	$1.17	$1.10	$0.07
Silicon-based alloys	0.84	0.91	(0.07)

Sequential Pro Forma Adjusted Income Statement
Summary

Sequential Quarter Pro Forma Sales Bridge

$82.8
+$20.7
+$3.7
+$6.2
+$0.4
+$4.8
+$1.2
$119.8
Q3 2010
Core Metals
Si Price
Si Vol.
Si-Based Alloy Price
Si-Based Alloy Vol.
By-Products
Q4 2010

4th Quarter 2010 Sequential Pro Forma Sales
Bridge

Sequential Quarter Pro Forma EBITDA Bridge

$10.4
+$3.8
+$4.1
+$1.9
-$1.4
-$0.4
-$0.8
$17.6
Q3 2010
Core Metals
Price
Volume
Variable Comp
SG&A
Other
Q4 2010

4th Quarter 2010 Sequential Pro Forma EBITDA
Bridge

$ in Thousands	Q4'10	Q3'10	Q4'09
Net income	$7,122	$1,045	$1,257
Depreciation and amortization	5,804	5,055	5,067
Changes in working capital	(740)	(22,430)	12,852
Share-based compensation	1,221	1,260	1,691
Loss on sale of business	3,192	-	-
Taxes / other adjustments	(8,198)	(28,933)	11,508
Cash from operations	**$8,401**	**($44,003)**	**$32,375**
Capital expenditures	(6,469)	(6,517)	(4,930)
Acquisition / sale of business	(50,970)	-	-
Cash from investing activities	**($57,439)**	**($6,517)**	**($4,930)**
Net payments of long-term debt	(2,168)	(3,192)	(5,307)
Net (borrowings) payments of short-term debt	(11,792)	21,846	(4,978)
Other financing activities	205	(583)	(271)
Cash from financing activities	**($13,755)**	**$18,071**	**($10,556)**

4th Quarter 2010 Cash Flow Overview